Exhibit 1.3

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 8, 2026.

WARRANTS TO PURCHASE

COMMON SHARES OF LEEF BRANDS, INC.

Date: C Warrant Certificate Number: X	Number of Warrants: XXX,XXX

THIS IS TO CERTIFY THAT, for value received, “X” (the “Warrantholder”), has the right to purchase in respect of each whole warrant (individually, a “Warrant” and, collectively, the “Warrants”) represented by this certificate or by a replacement certificate (in either case, this “Warrant Certificate”), at any time up to 5:00 p.m. (Toronto time) on May 7, 2028 (the “Expiry Time”), one fully paid and non-assessable common share (individually, a “Common Share” and, collectively, the “Common Shares” and which terms shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of LEEF Brands, Inc. (the “Corporation”), a corporation existing under the Business Corporations Act (British Columbia), as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of $0.30 per Common Share, subject to adjustment as provided herein.

The Warrants are being issued to the Warrantholder in connection with the issuance and sale by the Corporation of units (each a “Unit”) consisting of one Common Share in the capital of the Corporation and one Warrant.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.	Exercise: In the event that the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall complete, to the extent possible in the manner indicated, and execute a subscription form in the form attached as Schedule “A” to this Warrant Certificate, surrender this Warrant Certificate to the Corporation in accordance with this Section 1, and pay the amount payable upon the exercise of such Warrants in respect of the Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or by transmitting same day funds in lawful money of Canada by wire to such account as the Corporation shall direct the Warrantholder. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form within three business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.	U.S. Restrictions:

(1)	U.S. Registration Restrictions: Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) nor under the securities laws of any state of the United States. The Warrants represented by this Certificate may only be exercised by or on behalf of a holder who, at the time of exercise, either:

(a)	is not, and is not exercising the Warrant for the account or benefit of, a U.S. Person or a person in the United States;

(i)	did not execute or deliver the exercise form while in the United States;

(ii)	delivery of the Common Shares will not be to an address in the United States; and

(iii)	has in all other respects complied with the terms of Regulation S of the U.S. Securities Act; or

(b)	is the original subscriber for the Warrants, on its own behalf or on behalf of the original beneficial purchaser (if any), it and such beneficial purchaser (if any) are “accredited investors” that satisfy one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act, it delivered a United States Accredited Investor Certificate to the Corporation in connection with the subscription for the Units pursuant to which the Warrants were acquired, and the representations, warranties and covenants made by the undersigned therein are true and correct on the date of exercise of the Warrants in respect to the exercise of the Warrants and it represents to the Corporation as such; or

(c)	is the original subscriber of the Warrants and is exercising the Warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment discretion; each of it and any beneficial owner was on the date the Warrants were purchased from the Corporation, and is on the date of exercise of the Warrants, an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act, and all the representations, warranties and covenants agreed upon or made by the Warrantholder, or any beneficial purchaser, as the case may be, during the purchase of the Warrants from the Corporation continue to be true and correct as of the date of exercise; or

(d)	is tendering with the exercise form a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to the effect that the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and all applicable state securities laws of the United States or are exempt from such registration requirements.

As used herein, the terms “United States” and “U.S. Person” have the meaning assigned to them in Regulation S under the U.S. Securities Act.

(2)	Restrictive Legends: All certificates representing Common Shares issued to persons who exercise the Warrants pursuant to subsections 1(b) or 1(c) above on the exercise of the rights represented by this Warrant Certificate will, unless such Common Shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation and to the Corporation, in such form as the Corporation may prescribe from time to time and, if requested by the Corporation or the registrar and transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S;

provided further, that if any of the Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

3.	Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. In the event that the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

4.	Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

5.	Covenants, Representations and Warranties:

(1)	The Corporation hereby represents and warrants that:

(a)	The Corporation is duly authorized and has the corporate and lawful authority to create and issue the Warrants and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder.

(b)	All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the Exercise Price at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be deemed to be fully paid and non-assessable shares and free from all taxes, liens and charges with respect to the issue thereof.

(c)	This Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

(2)	The Corporation hereby covenants and agrees that:

(a)	So long as any Common Shares evidenced hereby remain outstanding, the Corporation will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to the Expiry Time, it has authorized and will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate.

(b)	The Corporation shall use commercially reasonable efforts to preserve and maintain its corporate existence.

(c)	If, in the opinion of counsel for the Corporation, any prospectus or other filing is required to be filed with or any permission is required to be obtained from any securities regulatory body or any other step is required under any federal or provincial law before any Common Shares which the Warrantholder is entitled to purchase pursuant to the Warrant may properly and legally be issued upon exercise thereof, the Corporation covenants that it will use commercially reasonable efforts to take such action.

6.	Anti-Dilution Protection:

(1)	Definitions: For the purposes of this Section 6, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 6(1):

(a)	“Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(b)	“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Canadian Securities Exchange (the “CSE”) or, if the Common Shares are not then listed on the CSE, on such other Canadian stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of 20 consecutive trading days ending on the third business day before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or quoted for trading in the over the counter market, then the Current Market Price shall be determined by a firm of independent chartered accountants selected by the directors of the Corporation;

(c)	“director” or “director of the Corporation” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

(d)	“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)	Adjustments: The Exercise Price and the number of Common Shares issuable to the Warrantholder pursuant to this Warrant Certificate shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If, at any time during the Adjustment Period, the Corporation shall:

(i)	make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable or exercisable for or convertible into Common Shares;

(ii)	subdivide, re-divide or otherwise change the outstanding Common Shares into a greater number of Common Shares; or

(iii)	reduce, combine or consolidate the outstanding Common Shares into a lesser number of Common Shares,

(any of such events in subclauses 6(2)(a)(i), 6(2)(a)(ii) and 6(2)(a)(iii) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

B.	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization.

To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(a) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable or exercisable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(b)	If, at any time during the Adjustment Period, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 90 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share to the holder (or, in the case of securities exchangeable or exercisable for or convertible into Common Shares, at an exchange, exercise or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price of the Common Shares on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

A.	the number of Common Shares outstanding as of the record date for the Rights Offering, and

B.	the quotient determined by dividing

(1)	either (a) where the event giving rise to the application of this Section 6(2)(b) was the issue or distribution of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the product of the maximum number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or (b) where the event giving rise to the application of this Section 6(2)(b) was the issue or distribution of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable or exercisable for or convertible into Common Shares, the product of the exchange, exercise or conversion price of the securities so offered and the maximum number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged, exercised or converted, as the case may be, by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including, in the case of the issue or distribution of securities exchangeable or exercisable for or convertible into Common Shares, the number of Common Shares for or into which such securities may be exchanged, exercised or converted).

If, by the terms of the rights, options or warrants referred to in this clause 6(2)(b), there is more than one purchase, exchange, exercise or conversion price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate exchange, exercise or conversion price of the exchangeable, exercisable or convertible securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, exchange, exercise or conversion price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this clause 6(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If, at any time during the Adjustment Period, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 90 days after the record date for such issue, to subscribe for or purchase Common Shares or securities exchangeable or exercisable for or convertible into Common Shares at a price per share (or, in the case of securities exchangeable or exercisable for or convertible into Common Shares, at an exchange, exercise or conversion price per share) on the record date for the issue of such securities to the holder of at least 95% of the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on such record date for the Special Distribution by a fraction:

A.	the numerator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(2)	the aggregate fair market value, as determined by action by nationally or internationally recognized and independent firm of chartered accountants as may be selected by action by the directors of the Corporation, and subject to the approval of any stock exchange on which the Shares may then be listed, where required, to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this clause 6(2)(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares referred to in this clause 6(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, exercise or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. To the extent that such Special Distribution is not ultimately so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

(d)	If, at any time during the Adjustment Period, there shall occur:

(i)	a reclassification or redesignation of the Common Shares, a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares other than a Common Share Reorganization;

(ii)	a consolidation, amalgamation, arrangement or merger of the Corporation with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities; or

(iii)	the transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization, the Warrants shall remain outstanding and the Warrantholder shall be entitled to receive, upon exercising any of the Warrants after the effective date of such Capital Reorganization, in lieu of the number of Common Shares to which the Warrantholder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions of this Section 6 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants and the Corporation or any successor corporation or entity shall be entitled to deliver a replacement certificate representing the rights and interests of the Warrantholder as a result of such Capital Reorganization.

(e)	If, at any time during the Adjustment Period, any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of clause 6(2)(a), 6(2)(b) or 6(2)(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 6(2) of this Warrant Certificate:

(a)	If any event of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the board of directors of the Corporation shall promptly make an appropriate adjustment in the Exercise Price and the number of Common Shares issuable upon exercise of this Warrant so as to protect the rights of the Warrantholder in a manner consistent with the provisions of this Section 6.

(b)	If more than one subsection of Section 6 is applicable to a single event, the board of directors of the Corporation shall make the most appropriate adjustment and no single event shall cause an adjustment under more than one subsection of Section 6 so as to result in duplication.

(c)	Subject to the following clauses of this subsection 6(3), any adjustment made pursuant to subsection 6(2) hereof shall be made successively whenever an event referred to therein shall occur, and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 6.

(d)	No adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in Section 6 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(e)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 6(2) hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Corporation and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 6(2) hereof.

(f)	If, at any time during the Adjustment Period, the Corporation shall take any action affecting the Common Shares, other than an action or event described in subsection 6(2) hereof, which, in the opinion of the directors of the Corporation, would have a material adverse effect upon the rights of Warrantholders, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of the Warrants shall be adjusted in such manner and at such time by action by the directors of the Corporation, in their sole discretion, as may be equitable in the circumstances. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be deemed to be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

(g)	If the Corporation shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants shall be required by reason of the setting of such record date.

(h)	In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 6(2) hereof, the Corporation may defer, until the occurrence of such event:

(i)	issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Corporation shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable upon the exercise of the Warrants.

(i)	In the absence of a resolution of the directors of the Corporation fixing a record date for a Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(j)	If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the directors of the Corporation and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 6(2) hereof and shall be binding upon the Corporation and the Warrantholder.

(k)	As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 6(2) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate

(l)	As promptly as reasonably practicable following any adjustment of the Exercise Price, the Corporation shall furnish to the Warrantholder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(4)	Notice: At least 21 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Corporation shall deliver to the Warrantholder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 6(4) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares will be open, and that the Corporation will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 21 day period.

7.	Consolidation and Amalgamation:

(1)	In the case of the Corporation entering into a transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation and/or its securities exchanged for the securities of another corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, the successor corporation shall be bound by all of the provisions hereof including the due and punctual performance of all covenants of the Corporation and forthwith following the occurrence of such event, the successor corporation resulting from such reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise (if not the Corporation or a subsidiary of the Corporation), shall expressly assume, by supplemental certificate satisfactory in form to the Warrantholder, acting reasonably, and executed and delivered to the Warrantholder, the due and punctual performance and observance of this Warrant Certificate to be performed and observed by the Corporation and these securities and the terms set forth in this Warrant certificate will be a valid and binding obligation of the successor corporation entitling the Warrantholder, as against the successor corporation, to all the rights of the Warrantholder under this Warrant Certificate.

(2)	Whenever the conditions of Section 7(1) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

8.	No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Warrantholder to purchase or pay for or the Corporation to issue any Common Shares except those Common Shares in respect of which the Warrantholder shall have exercised its right to purchase in the manner provided hereunder.

9.	Change; Waiver: Subject to the approval of the CSE (or such other stock exchange on which the Common Shares are listed or posted for trading), the provisions of these Warrants may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Corporation and the Warrantholder.

10.	Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

11.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

12.	Governing Laws: This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

13.	Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand, courier, ordinary prepaid mail, facsimile or by electronic transmission and, if delivered by hand, shall be deemed to have been given on the delivery date, if delivered by ordinary prepaid mail shall be deemed to have been given on the fifth day following the delivery date and, if sent by facsimile or electronic transmission, on the date of transmission if sent before 5:00 p.m. (Toronto time), on a business day or, if sent after 5:00 p.m. (Toronto time), or such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

LEEF Brands, Inc.

666 Burrard Street, Suite 2500

Vancouver, BC V6C 2X8

Attention:	Kevin Wilson, Chief Financial Officer
Email:	kevin@leefca.com

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

3400 One First Canadian Place

P.O. Box 130

Toronto, ON M5X 1A4

Attention:	Aaron Sonshine, Partner
Email:	SonshineA@bennettjones.com

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Corporation and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

14.	Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

15.	Language: The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

16.	Transfer: The Warrants are transferable and the term “Warrantholder” shall mean and include any successor, transferee or assignee of the current or any future Warrantholder. The Warrants may be transferred by the Warrantholder completing and delivering to the Corporation the transfer form attached hereto as Schedule “B” and subject to compliance with all applicable laws including the applicable securities legislation.

17.	Successors and Assigns: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Corporation and the successors thereof.

18.	Canadian Dollars: All references herein to monetary amounts are references to lawful money of Canada.

19.	Electronic Execution: This Warrant Certificate may be executed electronically (i.e., in portable document format (“.pdf”), DocuSign or similar) and may be delivered in original or electronic form, and when so executed and delivered will be deemed to be an original.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the _____ day of _______________, 2026.

LEEF BRANDS, INC.

By:
Authorized Officer

[Signature Page to Warrant Certificate]

Schedule “A”

SUBSCRIPTION FORM

TO:	LEEF BRANDS, INC.

The undersigned hereby subscribes for _______________ common shares (“Common Shares”) of LEEF Brands, Inc. (the “Corporation”) (or such other number of Common Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated May 7, 2026 issued by the Corporation) at the purchase price of $0.30 per Common Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or money order in lawful money of Canada payable to the Corporation or has transmitted same day funds by wire to such account as the Corporation directed the undersigned in payment of the subscription price.

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

☐	1. at the time of exercise of these warrants (i) is not in the United States; (ii) is not a U.S. Person as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”); (iii) is not exercising these warrants on behalf of, or for the account of, a U.S. Person or a person in the United States; (iv) did not acquire these warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not execute or deliver this exercise form in the United States; (vi) is not requesting delivery in the United States of the Common Shares issuable upon such exercise; and (vii) represents and warrants that the exercise of these warrants and acquisition of the Common Shares occurred in an “offshore transaction” (as defined in Regulation S under the U.S. Securities Act); OR

☐	2. is

(A) (i) present in the United States, (ii) a U.S. Person, (iii) a person exercising these warrants for the account or benefit of a U.S. Person or a person in the United States, or (iv) requesting delivery in the United States of the Common Shares issuable upon such exercise; and

(B) the undersigned has an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws available for the exercise of these warrants, and has delivered to the Corporation a written opinion of U.S. counsel, in form and substance reasonably satisfactory to the Corporation, or such other evidence reasonably satisfactory to the Corporation to that effect; OR

☐	3. is the original purchaser of these warrants and (a) purchased these warrants directly from the Corporation pursuant to the terms and conditions of a subscription agreement for the purchase of units from the Corporation; (b) is exercising these warrants solely for its own account or for the account of the original beneficial owner, if any; (c) each of it and any beneficial owner was on the date these warrants were purchased from the Corporation, and is on the date of exercise of these warrants, an “accredited investor” within the meaning of Rule 501(a) under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the undersigned during the purchase of these warrants from the Corporation continue to be true and correct as if duly executed as of the date thereof; OR

☐	4. is the original purchaser of these warrants and (a) purchased these warrants directly from the Corporation pursuant to the terms and conditions of a subscription agreement for the purchase of units from the Corporation; (b) is exercising these warrants solely for its own account or for the account of the original beneficial owner, if any, and for whose account such original purchaser exercises sole investment direction; (c) each of it and any beneficial owner was on the date these warrants were purchased from the Corporation, and is on the date of exercise of these warrants, a “qualified institutional buyer” (as that term is used in Rule 144A of the U.S. Securities Act) and is also an “accredited investor” that satisfies one or more of the criteria set forth in Rule 501(a) of Regulation D under the U.S. Securities Act; and (d) all the representations, warranties and covenants agreed upon or made by the undersigned, or any beneficial purchaser, as the case may be during the purchase of these warrants from the Corporation continue to be true and correct as if duly executed as of the date thereof.

“United States” and “U.S. Person” are as defined in Regulation S under the U.S. Securities Act.

The undersigned holder understands that unless Box 1 or 4 above is checked, the certificate representing the Common Shares issued upon exercise of the warrants represented by this Warrant Certificate will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available (as described in the Warrant Certificate and the subscription documents). If Box 2 above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

If Box 2 or Box 3 is checked, any certificate representing the Common Shares issuable upon exercise of these warrants will bear an applicable United States restrictive legend

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Common Shares

DATED this _____ day of _______________, 20_____.

By:

Schedule “B”

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________________________________________(include name and address of the transferee) Warrants exercisable for common shares of LEEF Brands, Inc. (the “Corporation”) registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints _________________________________________ the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

In the case of a Warrant Certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A)	the transfer is being made to the Corporation; OR
☐	(B)	the transfer is being made outside the United States in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and in compliance with any applicable local securities laws and regulations and the Warrantholder has provided herewith a declaration for removal of U.S. Legend in such form as the Corporation or its transfer agent may prescribe from time to time; OR
☐	(C)	the transfer is being made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, and in either case in accordance with applicable state securities laws; OR
☐	(D)	the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities law.

In the case of a transfer in accordance with (C)(i) or (D) above, the Corporation and its transfer agent shall first have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, to such effect. “United States” and “U.S. Person” are used herein as such terms are defined by Regulation S under the U.S. Securities Act.

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DATED this _____ day of _______________, 20_____.

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Instructions:

1.	The name of the transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.

2.	The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Warrantholder must pay any applicable transfer taxes or fees.

3.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.